UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018

Jasmin Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-213425	30-08343441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

1900 Avenue Of The Stars Los Angeles, CA 90067
(Address of Principal Executive Offices)

310.843.9300
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

The Board of Directors and shareholders of Jasmin Corp. (the "Registrant) approved an amendment to the Registrant's Articles of Incorporation increasing the number of authorized shares of Common Stock from 75,000,000 to 200,000,000 and effecting a five-for-one forward split of the Registrant's outstanding shares of common stock. The forward split will be effective as of the close of business on the date of filing the amendment with the Nevada Secretary of State as further referenced in Item 8.01. As a result of the forward stock split, each share of the Registrant's common stock outstanding on such date will be split into five shares of the Registrant's common stock.A copy of the Certificate of Amendment to the Registrant's Articles of Incorporation is filed herewith as Exhibit 3.1.

Item 5.01 Changes in Control of Registrant.

On September27, 2018, Xu Dan submitted her resignation from all executive officer positions with the Registrant, including Chief Executive Officer, Chief Financial Officer, and President, effective immediately.  In addition, Xu Dan submitted her resignation as a member of the Board, which resignation is effective immediately.  In addition, on September 27, 2018 Richard Rappaport submitted his resignation as Secretary of the Registrant , which resignation is effective immediately. On September _27, 2018, Wang Zhanfang was appointed as Chief Executive Officer, Secreatary,Chief Financial Officer, and sole Director and Chairman, each effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Ms. Dan and us or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and directors are as follows:

Item 8.01   Other Events.

The disclosures set forth in Item 3.03 above are incorporated by reference into this Item 8.01.
In addtino to the matters referenced in Iem 3.03, on September ___, 2018 the Board of directors and the majority of its shareholders of Jasmin Corp., approved an amendment of  the Company's current Certificate of Incorporation in conformity with the applicable laws of the State of Nevada to change the name of the Company from Jasmin Corp. to China King Spirit Group Ltd. and change the symbol from JSMM to CKSG. The Company is waiting for approval of the name change and symbol change from FINRA at which time it will file the aforementioned amendment with the Nevada Secretary of State and effect the corporate actions referenced above..
Wang Zhanfang
Chief Executive Officer and Director

Wang Zhanfang was born in August 1964 in Xian County of Hebei Province. He started his first job as a waiter and a storekeeper at food station in 1981.

In 1991, Mr. Wang served as deputy manager of Xian County Grain and Oil Negotiation Company and served as general manager of Xian County Grain and Oil Trading Co., Ltd. in 1994. In 1996 he served as deputy director of Xian County Food Bureau in 1996. In the year of 1998, he was promoted as the director of Xian County Food Bureau and pushed the cause of Food Bureau to the peak of history. In 1999, he was named as "Top Ten Young People in Zhangzhou City".

In April 2002, in order to adapt to the increasingly fierce market competition, "Hebei Xianwang Industrial and Trading Group Co., Ltd." (China King Spirit Group., Ltd.)" was established, mainly engaging in grain and oil trade, with an annual output of over 500,000 tons. With subsequent expansion of its business, the company expanded dramatically, and developed into a large-scale joint-stock enterprise that possessed four subsidiaries conducting integrated business of grain, oil, flour processing, hotel services and liquor sales. Mr. Wang became the chairman and president of China King Spirit Group with total assets of 320 million Yuan.

In 2003, Mr. Wang was named the title of "Model Worker of Zhangzhou City" by the local Municipal Government. In 2002 and 2003, he was rated as the "Special Award of County" by the county government.

In 2004 and 2006, the China King Spirit Group was identified by the provincial government as "The Key Leading Enterprise of Agricultural Industrialization in Hebei Province" and "The Top Ten Grain and Oil Management Enterprises in Hebei Province". In 2005, the China King Spirit Group was rated as "National Leading Enterprise for Poverty Alleviation" by the State Council Leading Group Office of Poverty Alleviation & Development and the Agricultural Bank of China.

In 2006, the China King Spirit Group was named "Hebei Province Safe Grain and Oil Enterprise" by the Provincial Food Bureau and the Provincial Grain and Oil Association.

In 2011, Mr. Wang was again named as "Honored Individual in Corporate Culture Construction in Hebei Province".

The "China King Han Culture Festival", which was established in April 2015, has been held for four years and has become a local cultural event of the year.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

Exhibit No.	Description

3.1	Certificate of Amendment to the Registrant's Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jasmin Corp.

Date: September 28, 2018	By:	/s/ Wang Zhanfang
Name: Wang Zhanfang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Registrant's Articles of Incorporation